Exhibit 99.2

HCA's Hindsight Methodology for Estimating the Allowance for Bad Debt and Charity Calculation of Hindsight Allowance of 4/30/02 A/R: Total bad debt and charity write-offs of 4/30/02 A/R recorded between 5/1/02 and 4/30/03 Less: Estimated recoveries of write-offs Plus: Estimated future write-offs of 4/30/02 A/R now aged greater than one year at 4/30/03 Equals: Computed allowance of 4/30/02 A/R with the benefit of "hindsight" Conversion of Hindsight Allowance to a Day Metric Based on the 4/30/02 Agings (e.g., all A/R > 120 days) Roll Forward of the Day Metric to the 4/30/03 Agings to Determine the Recommended Allowance Recommended Allowance Less Recorded Allowance equals Bad Debt Adjustment 7/15/03 - HCA Receivables Analysis, Slide 1

HCA - Total Self Pay and Insurance A/R in Dollars and as a Percent of Total A/R April 2000 - April 2003 "Same Facility" Hospitals April 30, 2000 April 30, 2001 April 30, 2002 April 30, 2003 Self Pay A/R 1.4338 1.5467 1.8886 2.1719 Insurance A/R 2.33 2.5375 2.627 2.6212 7/15/03, HCA - Receivables Analysis, slide 2 Hindsight Test Date 4/30/02 38% 38% 42% 45% 62% 62% 58% 55%

HCA - Increase in Self Pay and Insurance A/R April 2000 - 2001, April 2001 - 2002 and April 2002 - 2003 "Same Facility" Hospitals April 00 - 01 April 01 - 02 April 02 - 03 Increase in Self Pay A/R 112.9 341.9 295.3 Increase in Insurance A/R 207.4 89.5 11.2 7/15/03, HCA - Receivables Analysis, slide 3 Hindsight Test Date 4/30/02

HCA - Percent Increase in Self Pay and Insurance A/R April 2000 - 2001, April 2001 - 2002 and April 2002 - 2003 "Same Facility" Hospitals April 00 - 01 April 01 - 02 April 02 - 03 % Increase in Self Pay A/R 0.079 0.221 0.157 % Increase in Insurance A/R 0.089 0.035 0.004 7/15/03, HCA - Receivables Analysis, slide 4 Hindsight Test Date 4/30/02

HCA's Proforma Retrospective Impact of June 30, 2003 Bad Debt Adjustment on Cash Collection as a % of Adjusted Average Daily Net Revenue (ADNR)* for the Twelve Months Ended April 30, 2003 12 Month Average YE 4/30/2003 Average Daily Cash $75,000,000 Divided by: Adjusted ADNR $73,300,000 Equals: Cash as % of Adjusted ADNR 102.3% June 30, 2003 Bad Debt Adjustment 106,000,000 Revised for Bad Debt Adjustment Per Day Impact (prorated over 365 days) $290,000 Revised Adjusted ADNR 73,010,000 Revised Cash as % of Adjusted ADNR 102.7% Percent Variance 0.4% 7/15/03, HCA - Receivables Analysis, slide 5 *Adjusted ADNR = [(net revenues less bad debt expense)/(number of days in period)]